AMENDMENT TO CONVERTIBLE NOTES

This Amendment to the Convertible Notes (as defined below) is made and entered into as of January 3, 2011 by Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), and WB QT, LLC, a Delaware limited liability company (the "Purchaser"). The Company is indebted to the Purchaser under the following convertible promissory notes (the "Convertible Notes"):

  Second Amended and Restated Convertible Promissory Note dated April 30, 2010 in original principal amount of $5,558,684, as amended on July 8, 2010, which note was issued in replacement of an Amended and Restated Convertible Promissory Note dated August 3, 2009;

  Second Amended and Restated Convertible Promissory Note dated April 30, 2010 in original principal amount of $1,919,818, which was issued in replacement of an Amended and Restated Convertible Promissory Note dated August 3, 2009 ; and

  Fourth Amended and Restated Convertible Promissory Note dated April 30, 2010 in original principal amount of $4,588,924, which was issued in replacement of a Third Amended and Restated Convertible Promissory Note dated August 3, 2009.

The parties desire to amend certain provisions of each of the Convertible Notes as provided in this Amendment. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the respective Convertible Notes, unless the context shall otherwise require.

The parties hereto hereby agree as follows:

    Section 2.1 of each of the Convertible Notes is hereby amended in its entirety to read as follows:

    "The Company shall pay the Accreted Principal Amount or, if less, the outstanding principal amount of this Note to the holder of this Note on August 31, 2011, together with all accrued and unpaid interest on the principal amount being repaid. At the election of the Purchaser in its sole discretion and upon written notice to the Company no later than April 15, 2011, such maturity date shall be extended until August 31, 2013 (either such date, the "Maturity Date")."

    Section 6.2 of each of the Convertible Notes is hereby amended in its entirety to read as follows:

"The Conversion Price shall initially be $0.49. To address dilution of the conversion rights granted under the Note, the Conversion Price shall be subject to adjustment from time to time pursuant to Sections 6.3, 6.4 and 6.5."

This Amendment shall be effective as of the date first written above.

QUANTUM FUEL SYSTEMS WB QT, LLC

TECHNOLOGIES WORLDWIDE, INC.

By: /s/ W. Brian Olson By: /s/ Jonathan Wood

Name: W. Brian Olson Name: Jonathan Wood

Title: Chief Financial Officer Title: Director

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